UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

Cardiff Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	CRDF	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 22, 2026, Cardiff Oncology, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). A total of 48,084,246 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Special Meeting. The final results for the matter submitted to a vote of stockholders at the Special Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on August 26, 2026 is as follows:

Proposal 1. An amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our capital stock from 170,000,000 to 320,000,000 and increase the number of authorized shares of our common stock from 150,000,000 to 300,000,000 was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
37,675,355	10,125,739	283,147	5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2026

CARDIFF ONCOLOGY, INC.

By:	/s/ Mani Mohindru
Mani Mohindru
Chief Executive Officer

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